Exhibit 10.1

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Amendment to the Asset Purchase Agreement

This Amendment to the Asset Purchase Agreement (the “Amendment”) is made and entered into as of May 23, 2022 (the “Amendment Effective Date”), between Millennium Pharmaceuticals, Inc., a Delaware corporation (“Seller”), and Calithera Biosciences, Inc., a Delaware corporation (“Buyer”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

Recitals

A. Buyer and Seller are parties to an Asset Purchase Agreement, dated October 18, 2021 (the “Agreement”).

B. The Parties wish to amend certain terms of the Agreement in accordance with Section 10.1 thereof.

Now, Therefore, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Buyer and Seller hereby agree as follows:

1.
Amendment of the Agreement

The Parties hereby agree to amend the terms of the Agreement as provided below, effective as of the Amendment Effective Date. Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings such terms are given in the Agreement. This Amendment and all discussions pertaining hereto are subject to Article 7 of the Agreement.

1.1
Section 9.4.1 is hereby deleted in its entirety and replaced with the following:

9.4.1 Deductible.

(a) Subject to Section 9.4.4, no Claim may be made by Seller as the Indemnified Party for indemnification pursuant to Section 9.2 for breach of any representation or warranty in Section 6.2 until the aggregate amount of Losses for which a Seller Indemnified Party seeks to be indemnified pursuant to Section 9.2 exceeds $[***] (Seller’s “Deductible”), at which time the Seller Indemnified Parties shall be entitled to indemnification for all such Losses in excess of Seller’s Deductible.

(b) Subject to Section 9.4.4, no Claim may be made by Buyer as the Indemnified Party for indemnification pursuant to Section 9.3 for breach of any representation or warranty in Section 6.1 until the aggregate amount of Losses for which a Buyer Indemnified Party seeks to be indemnified pursuant to Section 9.3 exceeds $[***]

(Buyer’s “Deductible”), at which time the Buyer Indemnified Parties shall be entitled to indemnification for all such Losses in excess of the Buyer’s Deductible.

1.2
Schedule 1.1(c) (Materials) is hereby amended to [***]. In addition, the following proviso will be deemed to be added to the sentence at the top of Schedule 1.1(c): [***]
2.
Miscellaneous
1.1
Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into the Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.
1.2
Entire Agreement. The Agreement and this Amendment constitute the entire agreement between the Parties as to the subject matter of this Amendment.
1.3
Counterparts. This Amendment may be executed in counterparts by a single Party, each of which when taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
1.4
Governing Law; Jurisdiction. This Amendment and its effect are subject to and shall be construed and enforced in accordance with the law of the State of New York, without regard to its conflicts of laws that would require the application of any other Law. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal courts located in the Southern District of the State of New York for any matter arising out of or relating to this Amendment and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Amendment or the transactions contemplated hereby in the courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter shall be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. Any proceeding brought by either Party under this Amendment shall be exclusively conducted in the English language.
1.5
Waiver of Jury Trial. To the fullest extent permitted by Law, each of the Parties irrevocably waives all right to trial by jury in any Litigation arising out of or relating to this Amendment or any of the transactions contemplated by this Amendment.
1.6
Compliance with Law; Severability. Nothing in this Amendment shall be construed to require the commission of any act contrary to Law. If any one or more provisions of this Amendment is held to be invalid, illegal or unenforceable, the affected provisions of this Amendment shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

1.7
Waivers. A Party’s consent to or waiver, express or implied, of the other Party’s breach of its obligations hereunder shall not be deemed to be or construed as a consent to or waiver of any other breach of the same or any other obligations of such breaching Party. A Party’s failure to complain of any act, or failure to act, by the other Party, to declare the other Party in default, to insist upon the strict performance of any obligation or condition of this Amendment or to exercise any right or remedy consequent upon a breach thereof, no matter how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder, of any such breach, or of any other obligation or condition. A Party’s consent in any one instance shall not limit or waive the necessity to obtain such Party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.
1.8
Headings. Article and Section headings used herein are for convenient reference only, and are not a part of this Amendment.
1.9
Further Assurances. From time to time after the Amendment Effective Date, and for no further consideration (except as expressly set forth in Agreement as amended by this Amendment), each Party shall execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other actions as may be necessary or desirable to consummate and make effective the transactions contemplated by this Amendment.
1.10
Representations and Warranties of the Parties. Each Party (as such, the “Representing Party”) represents and warrants to the other Party that:
(a)
Organization and Standing. The Representing Party is a corporation duly organized, validly existing and in good standing under the laws of Delaware.
(b)
Binding Agreement. This Amendment has been duly and validly executed and delivered on behalf of the Representing Party and, assuming the due authorization, execution and delivery by the other Party, constitutes the legal and binding obligation of the Representing Party enforceable against the Representing Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equity principles (whether considered in a proceeding in equity or at law).
(c)
Authorization. The Representing Party has all requisite power and authority to execute this Amendment, to carry out and perform its obligations under this Amendment and the Agreement as amended by this Amendment and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance by the Representing Party of this Amendment, and the consummation of the transactions contemplated hereunder, have been duly and validly authorized by all necessary action of the Representing Party.
(d)
Consents; No Violation, Etc. The execution and delivery of this Amendment does not, and the consummation of the transactions contemplated hereby will not (i) violate any Law applicable to the Representing Party or its Affiliates, (ii) conflict with any provision of the certificate of incorporation, bylaws or other organizational documents of the Representing Party, (iii) give rise to any approval, authorization, consent, license, filing or registration with any Court or Governmental Entity or (iv) violate any material Contract of the Representing Party, or to which the Representing Party is a party or subject to or by which it or any of its assets or properties is otherwise bound; provided, however, that no representation or warranty is made in the foregoing clause (i) or (iv) with respect to matters that, individually or in the aggregate, would not, in the case of Seller as the Representing Party, result in a material adverse effect on the Acquired Assets or the transactions contemplated by this Amendment or the Agreement, or in the case of Buyer as the Representing Party, materially interfere with Buyer’s performance of its obligations under this Amendment or the Agreement as amended by this Amendment.

In Witness Whereof, this Amendment has been executed by the Parties hereto all as of the date first above written.

Millennium Pharmaceuticals, Inc.	Calithera Biosciences, Inc.
By: /s/ Michael Martin Name: Michael Martin Title: Authorized Signatory	By: /s/ Susan M. Molineaux, Ph.D. Name: Susan M. Molineaux, Ph.D. Title: President and Chief Executive Officer